Exhibit 99.1

Oplink Reports First Quarter Fiscal 2010 Financial Results

Fremont, Calif., — October 29, 2009 — Oplink Communications, Inc. (Nasdaq: OPLK), a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems, today reported its financial results for its fiscal 2010 first quarter, ended September 30, 2009.

Revenues for the quarter increased to $33.6 million, compared to $32.4 million reported for the fourth quarter of fiscal 2009. GAAP net income for the first quarter of fiscal 2010 increased to $1.8 million, or $0.09 per diluted share, compared to GAAP net income of $249,000, or $0.01 per diluted share, reported for the fourth quarter of fiscal 2009.

Non-GAAP net income for the first quarter of fiscal 2010 increased to $4.4 million, or $0.21 per diluted share, compared to non-GAAP net income of $3.1 million, or $0.15 per diluted share, reported for the fourth quarter of fiscal 2009. First quarter of fiscal 2010 non-GAAP results exclude $1.6 million in stock compensation and $946,000 in amortization of intangible assets. Fourth quarter of fiscal 2009 non-GAAP results exclude $1.2 million in stock compensation, $952,000 in amortization of intangibles, and a $725,000 loss on the sale of assets.

Oplink generated $9.1 million in cash from operations during the first quarter, and closed the quarter with cash, cash equivalents and short-term investments of $178.7 million.

“We are pleased to report results that are ahead of the outlook we provided” commented Joe Liu, President and CEO of Oplink. “We are winning more advanced OMS business in part based on our component expertise and industry leadership. Oplink has become one of the leading providers of advanced photonic sub-systems product engineering and manufacturing solutions for global long-haul, metro-core and edge equipment companies. Our reputation for executing customer needs positions us to benefit as telecom spending resumes.”

Business Outlook

For the first quarter ending December 31, 2009, the Company expects to report revenues between $31 million and $35 million and GAAP net income per diluted share of approximately $0.06 to $0.12. On a non-GAAP basis, excluding stock compensation, amortization of intangible assets and other non-cash or non-recurring charges, if any, the Company expects earnings per diluted share for the quarter ending December 31, 2009 of approximately $0.18 to $0.24.

Conference Call Information

The Company will host a conference call and live webcast at 2:00 p.m. Pacific Time today, October 29, 2009. To access the conference call, dial 877-941-8418 or 480-629-9809 (outside the U.S. and Canada). The webcast will be available live on the Investor Relations section of the Company’s corporate website at http://investor.oplink.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on October 29, 2009 until 11:59 p.m. Pacific Time on November 5, 2009, by dialing 800-406-7325 or 303-590-3030 (outside the U.S. and Canada) and entering pass code 4173946#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Oplink believes that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s cash requirements for ongoing operating activities. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under Securities and Exchange Commission rules.

About Oplink

Incorporated in 1995, Oplink is a leading provider of design, integration and optical manufacturing solutions (OMS) for optical networking components, modules and subsystems. Oplink offers advanced and cost-effective optical-electrical components and subsystem manufacturing through its facilities in Zhuhai and Shanghai, China. In addition, Oplink maintains optical-centric front-end design, application, and customer service functions at its offices in Fremont and Calabasas, California and has research facilities in Zhuhai and Wuhan, China and Hsinchu Science-Based Industrial Park in Taiwan. Oplink’s customers include telecommunications, data communications and cable TV equipment manufacturers around the globe. Oplink is committed to providing fully customized, photonic foundry services incorporating its subsystems manufacturing capabilities. To learn more about Oplink, visit its web site at: http://www.oplink.com/.

Cautionary Statement

This news release contains forward-looking statements, including without limitation the guidance given for anticipated results for the second quarter of fiscal year 2010, that involve risks and uncertainties that may cause results to differ substantially from expectations. These risks include, but are not limited to, the potential for a sustained continuation and/or worsening of the current downturn in the telecommunications industry or the overall economy in the United States and other parts of the world, possible reductions in customer orders, Oplink’s reliance upon third parties to supply components and materials for its products, intense competition in Oplink’s target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry, and other risks detailed from time to time in Oplink’s periodic reports filed with the Securities and Exchange Commission, including the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

The foregoing information represents Oplink’s outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Investor Relations:

Erica Abrams
415-217-5864
erica@blueshirtgroup.com

Matthew Hunt
415-489-2194
matt@blueshirtgroup.com

###

(TABLES TO FOLLOW)

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	June 30,
	2009	2009
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$53,266	$49,702
Short-term investments	125,390	115,774
Accounts receivable, net	27,222	29,023
Inventories	7,907	10,031
Prepaid expenses and other current assets	3,092	2,648

Total current assets	216,877	207,178

Long-term investments	—	3,180
Property, plant and equipment, net	29,145	30,318
Intangible assets, net	7,902	8,848
Other assets	424	423

Total assets	$254,348	$249,947

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,908	$7,580
Accrued liabilities and other current liabilities	10,979	10,688
Accrued transitional costs for contract manufacturing	160	160

Total current liabilities	18,047	18,428

Non-current liabilities	3,601	3,492

Total liabilities	21,648	21,920

Stockholders’ equity	232,700	228,027

Total liabilities and stockholders’ equity	$254,348	$249,947

(1) The June 30, 2009 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30	June 30	September 30
	2009	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$33,565	$32,364	$42,952

Cost of revenues:
Cost of revenues	23,634	23,009	36,645
Stock compensation expense	99	107	118

Total cost of revenues	23,733	23,116	36,763

Gross profit	9,832	9,248	6,189

Operating expenses:
Research and development	2,225	2,275	3,282
Sales and marketing	2,086	2,057	2,257
General and administrative	1,721	1,940	2,666
Stock compensation expense	1,547	1,100	1,449
Amortization of intangible and other assets	404	412	412

Total operating expenses	7,983	7,784	10,066

Income (loss) from operations	1,849	1,464	(3,877)
Interest and other income, net	274	429	1,040
Gain (loss) on sale/disposal of assets	124	(740)	(119)

Income (loss) before provision for income taxes	2,247	1,153	(2,956)
Provision for income taxes	(438)	(904)	(456)

Net income (loss)	$1,809	$249	$(3,412)

Net income (loss) per share:
Basic	$0.09	$0.01	$(0.16)

Diluted	$0.09	$0.01	$(0.16)

Shares used in per share calculation:
Basic	20,566	20,447	20,757

Diluted	21,173	20,892	20,757

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 30	June 30	September 30
	2009	2009	2008
Reconciliation of GAAP net income (loss) to non-GAAP net income:
Net income (loss), GAAP	$1,809	$249	$(3,412)

Adjustments to measure non-GAAP:
Related to cost of revenues:
Provision for excess and obsolete inventory	—	—	4,065
Stock compensation expense	99	107	118
Amortization of intangible and other assets	542	540	542

Total related to cost of revenues	641	647	4,725

Related to operating expenses:
Stock compensation expense	1,547	1,100	1,449
Amortization of intangible and other assets	404	412	412

Total related to operating expenses	1,951	1,512	1,861

Loss on sale/disposal of assets	—	725	—
Total related to net income (loss)	2,592	2,884	6,586

Non-GAAP net income	$4,401	$3,133	$3,174

Net income per share, non-GAAP:
Basic	$0.21	$0.15	$0.15

Diluted	$0.21	$0.15	$0.15

Shares used in per share calculation:
Basic	20,566	20,447	20,757

Diluted	21,173	20,892	21,268

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$9,832	$9,248	$6,189
Provision for excess and obsolete inventory included in cost of revenues	—	—	4,065
Stock compensation expense included in cost of revenues	99	107	118
Amortization of intangible and other assets included in cost of revenues	542	540	542

Non-GAAP gross profit	$10,473	$9,895	$10,914

GAAP gross margin rate	29.3%	28.6%	14.4%
Non-GAAP gross margin rate	31.2%	30.6%	25.4%

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	September 30	September 30
	2009	2008
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$1,809	$(3,412)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,666	1,835
Inventory adjustments	—	4,065
Amortization of intangible assets	946	954
Stock compensation expense	1,646	1,567
Gain on sale/disposal of assets	(124)	—
Other	3	(481)
Change in assets and liabilities	3,187	(200)

Net cash provided by operating activities	9,133	4,328

Cash flows from investing activities:
Net (purchases) sales of investments	(6,289)	22,986
Net (purchases) sales of property and equipment	(394)	6

Net cash (used in) provided by investing activities	(6,683)	22,992

Cash flows from financing activities:
Proceeds from issuance of common stock	1,109	353

Net cash provided by financing activities	1,109	353

Effect of exchange rate changes on cash and cash equivalents	5	(224)

Net increase in cash and cash equivalents	3,564	27,449

Cash and cash equivalents, beginning of period	49,702	72,001

Cash and cash equivalents, end of period	$53,266	$99,450